UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 31, 2016

Revolutionary Concepts Inc.,

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53674	27-0094868
(State or Other	(Commission File Number)	(I.R.S. Employer
Jurisdiction of Incorporation)		Identification Number)

5237 Albemarle Road, Suite 215, Charlotte, NC 28212

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code:  (980) 225–5376

1914 JN Pease Place, Charlotte, North Carolina, 28262

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On May 31, 2016 Revolutionary Concepts Inc., (the “Company”) announced the addition of three principal features of its restructuring and recapitalization plan. The new features of the plan include:

(i) exchanging all of the Company’s obligations related to preferred shares, creditors, and senior secured debt for new shares of stock; and

(ii) the filing of Certificates of Designation for series A, series A-1, series A-2, and series B Preferred shares in accordance with section 9 of the company’s bylaws; and

(iii) The existing preferred shareholders have agreed to forfeit past dividends of approximately $4.5 million owed by company.  The preferred shareholders will purchase A1 preferred shares through an exchange of their existing preferred shares.  The related agreements have been included as exhibits to this Form 8-K.

The Board approved the beginning stages of this plan between September-October 2014 and later approved a strategic plan in January 2015 designed to restructure and recapitalize the Company. The Board agreed in January 2016 that the principal features of the plan encompass a recapitalization and balance sheet restructuring.

Revolutionary Concepts, Inc. has purchased RI Technology for $1 from Mr. Solomon RC Ali, an officer and director of the company.  Plans are for RI Technology to participate in wholesale and distribution opportunities exploiting our current patent portfolios as well as providing management services on behalf of minority companies seeking license agreements. The Company has committed to contribute up to one-million dollars in cash or cash equivalent yearly to RI Technology.

Revolutionary Concepts, Inc. has purchased Preferred Shares of a newly created entity formed by a group of investors.  The investor(s) currently represent approximately 60% voting control of the company.  Revolutionary Concepts has used its 40% stake in EyeTalk 365 to purchase 10,000 Series A-1 Convertible Preferred Shares, which pays a 10 ½% dividend, with a stated value of $1,000 per share.  This action was voted on and approved by the Board of Directors and Preferred Shareholders.  The company believes that the value of its 40% was approximately 1.2 million at the time of its initial investment into EyeTalk 365.  As part of the transaction, the Company will retain its 40% licensing fee, however, if EyeTalk sells substantially all of its assets or equity, the Company will not receive 40% of the proceeds from the sale.  Management believes this was in the best interest of our company, its shareholders, and all other parties in purchasing an asset that pays dividends; therefore, helping to assure possible revenues in the future, although there could be no guarantees or assurance of such that this will be successful.

Debt for Equity Exchange and New Equity Raise

The Company exchanged substantially all or most of its senior secured convertible and senior indebtedness (including previously issued preferred shares) for shares of its newly created Series A Preferred Convertible Stock (“Series A”), Series A-1 Preferred Convertible Stock (“Series A-1”) and Series A-2 Preferred Convertible Stock (“Series A-2”, and together with Series A-1, the “Series A”) pursuant to a Securities Purchase Agreement dated as of May 31, 2016 (the “Series A Purchase Agreement”).

• The Series A is convertible at the holder’s election into 1,343,750,000 shares of common stock, therefore converting into common stock at a conversion price per share of $0.00016. The common stock underlying the Series A is issuable at a fixed conversion rate.

• The Series A-1 is convertible at the holder’s election into 23,166,000 shares of common stock, therefore converting into common stock at a conversion price per share of $0.777. The common stock underlying the Series A-1 is issuable at a fixed conversion rate.

• The Series A-2 is convertible at the holder’s election into 1,646,073 shares of common stock, therefore converting into common stock at a conversion price per share of $0.777. The common stock underlying the Series A is issuable at a fixed conversion rate.  The common stock underlying the Series A-2 is issuable at a fixed conversion rate. The notes and related interest exchanged for equity are as follows (next page):

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Debt Exchanged for Series A Preferred Convertible Stock Date: May 31, 2016
Note Description	Principal	Unpaid Interest	Total	Number of Preferred Shares
12% Convertible Notes Payable September 30, 2012	$33,518.80	$13,072.33	$46,591.13	776,519
12% Convertible Notes Payable June 30, 2012	$38,809.29	$15,911.81	$54,721.10	912,018
12% Convertible Notes Payable April 30, 2011 October 30, 2011	$12,000.00 $63,818.15	$6,600.00 $31,270.89	$18,600.00 $95,089.04	1,894,817.
TOTAL (s)			$215,0001.07	3,583,354
Debt Exchanged for Series A-1 Preferred Convertible Stock Date: May 31, 2016
Note Description	Principal	Unpaid Interest	Total	Number of Shares Issued
10% Convertible Notes Payable December 2, 2012	$18,000,000	$4,500,000	$18,000,000	18,000
Debt Exchanged for Series A-2 Preferred Convertible Stock Date: May 31, 2016
Note Description	Principal	Unpaid Interest	Total	Number of Shares Issued
(9)12% Convertible Notes Payable 10/31/12 11/30/12 12/30/12 03/30/13 03/30/14 09/30/14 12/30/14 06/30/15 11/30/15	$2,612.00 $3,515.88 $33,966.00 $659.59 $3572.00 $3,513.47 $9,445.85 $34,205.70 $13,400.00	$1,123.16 $1,476.72 $13,926.06 $250.80 $928.72 $702.60 $1,605.82 $3,762.66 $804.00	$3,735.16 $4,992.60 $47,892.06 $910.39 $4,500.72 $4,216.07 $11,051.67 $37,968.36 $14,204.00	129
(3)10% Convertible Notes Payable 10/30/2011 10/01/2011 10/01/2011 (1) 12% Convertible Notes Payable 12/30/2011	$2,500.00 $27,018.31 $198,950.00 $4,700.00	$1,141.25 $12,333.75 $90,820.95 $2,491.00	$3,641.25 $39,352.06 $289,770.95 $7,191.00	340
(2)12% Convertible Notes Payable 08/30/2012 02/28/2012	$26,600.00 $5,000	$11,970.00 $2,550.00	$38,570.00 $7,550.00	46
(1)10% Convertible Notes Payable 09/30/2011 (1) 12% Convertible Notes Payable 03/30/2012	$177,522.00 $70,000.00	$82,512.08 $35,000.00	$260,034.08 $105,000.00	364
Solomon RC Ali (Salary Notes)	$177,000.00		$177,000.00	177
Ronald Carter (Salary Notes)	$223,000.00		$223,000.00	223
TOTAL (s)			$1,280,580.37	1279

Each share of the Preferred (which includes all classes of preferred stock) has a stated value of $1,000 per share (the “Stated Value”), provides for a dividend of 10½%, and a liquidation and change of control preference equal to the Stated Value plus accrued and unpaid dividends.  Each share of Series A-2 and Series B will automatically convert into shares of common stock at the conversion rates and prices then in effect any time after which the common stock is listed on an exchange and the volume weighted average price for each of any 20 trading days during any 30 consecutive trading day period exceeds $4.50 per share (as adjusted for stock splits and similar transactions). In the event that the Series A-2 and Series B is automatically converted, the holders of the Preferred will be entitled to a

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payment equal to the then net present value of future dividend payments such holders would have received up until the third anniversary of the issuance of such securities.

The Preferred is senior to all other classes of equity of the Company in the event of the liquidation or change of control of the Company and, commencing March 10, 2015, is entitled to quarterly dividends that will be paid after the second quarter of the second year, at a rate of 10.5% per annum, payable in cash, common stock, preferred stock or any combination of the foregoing. The Preferred also contain provisions providing weighted average anti-dilution protection.

Each share of Preferred will entitle the holder to vote with the holders of common stock as a single class on all matters submitted to the vote of the common stock (on an as-converted basis); provided, that for purposes of voting only, each share of Series A and Series A-1 held by Holders of Preferred shares, affiliates or (the “Group”) shall be entitled to 200 times the number of votes per share of common stock; and Series A-2 and Series B shall be entitled to 7 times the number of votes per share of common stock to which it would otherwise be entitled. Based on the current stock price at the time of purchase of new class of preferred the holders would have the right to convert at .0002 or into 6,402,901,850.00 common shares, which would have exceeded the 200 to 1 voting rights.  The parties agreed to 200 to 1 voting rights for the A and A-1s and 7 to 1 voting rights for the A-2s and Bs.

As long as 25% or more of the Preferred issued on or prior to May 31, 2016 is outstanding, the Company will not be permitted (subject to limited exceptions) without the consent of the Preferred, to incur indebtedness, grant liens, repurchase more than 5% of the common stock outstanding, enter into any transaction with an affiliate of the Company which is not at arm’s length, enter into transactions with affiliates of officers or directors that provide for the payment of services in securities of the Company, amend its certificate of incorporation, by-laws, or a certificate of designations of the Preferred in a manner that adversely affects the interests of the Preferred, issue new series of preferred stock, pay dividends on equity junior to the Preferred, adopt an executive equity incentive plan which provides for the issuance of not greater than 5% of the fully diluted equity of the Company, enter into any transaction for the sale or pledge of a material asset of the Company, approve or consent to the initiation of a bankruptcy proceeding or issue any securities of the Company in exchange for services to a consultant.  A majority of the Preferred is generally required to provide consent; provided, that the Group must be part of that majority so long as the Group holds 25% or more of the Preferred.  Secured creditors, preferred shareholders would have been entitled irrevocably under various contracts or promissory notes to convert at a discount to the market price.

In addition, as long as at least 25% of the Preferred issued on or prior to May 31, 2016, is still outstanding, and as long as the Group or Mr. Ali still holds at least 25% of the Preferred, the Company shall not, without the affirmative vote of the Group or Mr. Ali enter into any transaction for the acquisition of any business, property or asset pursuant to which the Company will incur indebtedness to finance such acquisition in principal amount in excess of $500,000, pay any dividends to holders of Preferred in cash in an amount to exceed $500,000, except for what has been agreed upon at time of closing for the newly created Series A and Series A-1 Preferred Stock through the Securities Purchase Agreement, engage in a private placement or public offering of any common stock or common stock equivalents of the Company, enter into a Change of Control Transaction (as defined in each certificate of designation) or enter into any transaction that would constitute a Fundamental Transaction (as defined in each certificate of designation), or may weaken or lessen their standing in any way.

In addition, as long as the Group or Mr. Ali holds 25% or more of the Preferred,

(i) Mr. Ali will be a member of the Company’s board of directors nominees and

(ii) the Group shall have the right, upon written request to the Company, to nominate a member of the Company’s board of directors (“Board Nominee”) and the Company shall take or cause to be taken all actions so that Mr. Ali and the Board Nominee are each nominated and recommended for re-election to the board. The Board Nominee shall meet the requirements for an “independent director” under the listing rules of the principal exchange or market on which the common stock of the Company is then listed, satisfy the requirements set forth in the Company’s Corporate Governance Guidelines and Nominating and Governance Committee Charter as reasonably determined by the Nominating and Governance Committee of the board, and not be prohibited from serving as a director of the Company under Section 8 of the Clayton Antitrust Act or any other applicable law.  Alternatively, the Group can designate as the Board Nominee a member of the board of directors existing on the date hereof.

Holders of the Preferred will have registration rights that provide for such registration with respect to the shares of common stock underlying the Preferred.  The Company will be obligated to file a registration statement or registration statements with respect to common stock underlying the Preferred within 45 days of filing its annual report on Form 10-K for the year ended December 31, 2017, and cause such registration statement(s) to be declared effective within one year from the date of issuance of the Preferred. The foregoing description of the Preferred and the specific terms of the Preferred, the Series A Purchase Agreement, the Series B Purchase Agreement and the registration rights is qualified in its entirety by reference to the provisions of the Series A Purchase Agreement, the Series B Purchase Agreement, the Series A-1 Certificate of Designations, the Series A-2 Certificate of Designations, the Series B Certificate of Designations, the Registration Rights Agreement pertaining to the Series A and the Registration Rights Agreement pertaining to the Series B attached to this report as Exhibits.

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As of February 22, 2017
	Actual	As Adjusted
Common and Preferred Stock
Common Stock Outstanding on February 22, 2017	982,302,608
Series A Preferred Stock (on an as converted basis)	3,583,333	1,343,750,000
Series A-1 Preferred Stock (on an as converted basis)	18,000	23,166,000
Series A-2 Preferred Stock (on an as converted basis)	1279	1,646,073
Series B Preferred Stock (on an as converted basis)
Total Shares Outstanding (on an as converted basis)	982,302,608	2,350,864,681

In 2015 Revolutionary Concepts Inc. received a “Notice of Suspension” from the Securities and Exchange Commission. The suspension was for 10 days.  The Securities and Exchange Commission notified the company of an official investigation. The company has been responsive hiring an attorney and cooperating in the investigation, which is ongoing.

The company has identified a new accountant and auditing firm to assist in restating the company’s financials going back to 2013. The accountant was retained in 2015 and has begun reviewing the company’s books. The auditor has not been engaged however the auditor is positioned for engagement and has collaborated with the accountant on a strategy of restating the company’s financial from 2013 to current.  There can be no assurances that restating the financials from 2013 to current will resolve any SEC issues or allow the company to file a new 15C211 form with a Market Maker.

The Company’s exclusive licensee, EyeTalk365, has successfully negotiated 6 license agreements, whereby we are entitled to the licensing fee of 40%.  Included Licensees are: (1) Alarm Force (2) CPI Securities System Inc. (3) LiveWatch Security LLC (4) The Chamberlain Group (5) HeathCo LLC and (6) Bot Home Automation Inc. (Ring).  Revenue from these agreements is based on either paid up licenses or royalties and fees.  For revenues based on future sales there can be no assurances or guarantees that any units will be sold.  There could be distribution issues, inventory changes, or other scenarios that could possible affect the various timelines.  On June 13, 2016 Revolutionary Concepts was notified by its joint venture partner (IQ Magine) of an additional patent filed related to car seat technology.

Item 1.02 Termination of a Material Definitive Agreement.

The information disclosed in Item 1.01 of this Form 8-K relating to the former senior secured debt obligations of the Company is incorporated into this Item 1.02.

Item 3.02 Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Form 8-K relating to the Preferred is incorporated into this Item 3.02.  The issuances were made in a private transaction in reliance upon exemptions from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 3.03 Material Modification to Rights of Security Holders.

The information disclosed in Item 1.01 of this Form 8-K relating to the Preferred is incorporated into this Item 3.03

Item 5.01 Change(s ) in Control of Registrant.

The information disclosed in Item 1.01 of this Form 8-K relating to the Series A, Series A-1, and Series A-2 is incorporated into this Item 5.01. The total amount of consideration exchanged by the Group for the Series A, Series A-1, and  Series A-2 was the approximately $19,495,581.64 million of outstanding convertible indebtedness and the obligations related thereto, previously held by The Group and/or Mr. Ali.

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After giving effect to the transactions described, Mr. Ali and/or members of the Group beneficially own approximately 60% of the voting securities of the Company, directly or indirectly.  Prior to the transactions described above there was no controlling shareholder or group of the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information disclosed in Item 1.01 of this Form 8-K relating to the Preferred is incorporated into this Item 5.03.

Item 7.01 Regulation FD Disclosure.

The information disclosed in Item 1.01 of this Form 8-K is incorporated into this Item 7.01.

Item 9.01.  Financial Statements and Exhibits.

Exhibits.

4.1	Series A Certificate of Designations

4.2	Series A-1 Certificate of Designations

4.3	Series A-2 Certificate of Designations

4.4	Series B Certificate of Designation

10.1	Securities Purchase Agreement dated as of March 31, 2016 (Series A)

10.2	Securities Purchase Agreement dated as of March 31, 2016 (Series B)

10.3	Registration Rights Agreement dated as of March 31, 2016 (Series A)

10.4	Registration Rights Agreement dated as of March 31, 2016 (Series A-1)

10.5	Registration Rights Agreement dates as of March 31, 2016 (Series A-2)

10.6	Registration Rights Agreement dated as of March 31, 2016(Series B)

10.7	Operating Agreement Page

10.8	(1 of 3 Schedule A (Signatures of A) (2 of 3) Schedule B (Signature of A-1) (3 of 3) Schedule C (Signature of A-2)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 24, 2017	REVOLUTIONARY CONCEPTS INC.

	By:	/s/ Solomon Ali
Solomon Ali, Chief Executive Officer

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